Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicole Culbertson
 (650) 849-1649

Essex Provides 2010 Guidance
FFO per Diluted Share Estimated to Range from $4.50 to $4.90

Palo Alto, California – February 4, 2010 - Essex Property Trust, Inc., (NYSE:ESS) a real estate investment trust (“REIT”) with apartment communities located in targeted West Coast markets, announced today 2010 estimates for Earnings per Share (“EPS”) and Funds from Operations (“FFO”) per diluted share.  For the year ended December 31, 2010, the Company estimates that EPS will range from $0.80 to $1.10 per diluted share and FFO will range from $4.60 to $4.90 per diluted share.

The Company’s 2010 forecast for the national economy assumes the return of growth, with estimated United States GDP growth of 2.0% and non-farm employment increase of 500,000 jobs.  For the Company’s portfolio located in selected West Coast markets, the 2010 forecast assumes minimal new housing supply of 0.3% of multifamily stock and 0.1% of single family stock, modest job growth of 0.4%, and market occupancy rates between 94% and 95%.

Property Operations

For 2010, the Company expects market rents to be flat for its markets, followed by strengthening conditions beginning in 2011.  The annual outlook for market rents is based on a gradual decline the first half of 2010, followed by a slow recovery in the second half of the year.  The on-going delivery and absorption of newly developed rental projects that were started in recent years will continue to pressure rent for most of 2010, followed by the Company’s expectation for extremely low levels of new housing supply.

The Company’s 2010 guidance is based on the following projected changes in same-property revenues, expressed as a percentage change compared to its actual 2009 results:

Revenues
Southern California	-4% to -5%
Northern California	-5% to -6%
Seattle Metro	-9% to -11%

The midpoint of the Company's 2010 same-property portfolio revenues guidance is forecasted to be a decline of -5.5% compared to actual 2009 results.  This projection is based on a decrease in occupancy of 1%, as compared to the industry-leading occupancy rates of 97% that were reported in 2009.  In addition, the Company’s same-property revenue projection considers that scheduled or “in-place” rents exceed market rents by approximately 3.8% at December 31, 2009, and that other income will decline in 2010 due to our expectation for lower levels of lease-break fees given a more stable economic outlook for 2010.

The 2010 guidance for same-property portfolio operating expenses is forecasted to be between zero and a 1.0% increase, with a decline in the same-property portfolio net operating income between -8.5% and -9.5% compared to actual 2009 results.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

The projected 2010 non-revenue generating capital expenditures that are needed to extend the useful life of the Company’s apartment communities are estimated at $1,100 per unit.

Acquisitions & Dispositions

The 2010 acquisition plan targets the purchase of up to $300 million of real estate, to be financed from the dispositions of up to $100 million in real estate, joint venture capital, cash and marketable securities, and a combination of equity and debt.

Development & Redevelopment

In 2010, the Company expects to incur approximately $70 million of development costs on its balance sheet.  Three development projects will be in lease-up during 2010.  Two of these communities (Fourth & U in Berkeley, California and Joule Broadway in Seattle, Washington), will commence lease-up activities in April 2010, and DuPont Lofts in Irvine, California will commence lease-up activities in June 2010.  The Company expects that property operating expenses needed to achieve stabilization for the three development projects being leased-up and the cessation of capitalizing interest will result in non-recurring charges to FFO of approximately $4 million to $5 million in 2010.  The 2010 guidance also assumes the acquisition and lease-up of a condominium project that the Company will operate as an apartment community that will result in non-recurring charges to FFO of an additional $3 million to $5 million.

Approximately $30 million will be invested in redevelopment activities during 2010. The average yield from the redevelopment program is estimated at 8% to 10% (redevelopment related net operating income increases divided by incremental redevelopment costs).

In 2010, development and redevelopment activities will be funded by the Company’s lines of credit and construction loans.  The Company expects to capitalize $11 million to $12 million of interest cost on the development pipeline.

Other estimates used in providing 2010 guidance include:

➢
Interest cost (including amortization of loan fees) of approximately $86 million, net of capitalized interest assuming an average borrowing cost of 5.5%.  The net interest cost assumes net incremental proceeds of $50 million from new long-term financing and the refinance of maturing obligations.

➢	Corporate general and administrative (“G&A”) expenses of approximately $23 million.

➢	Interest and other income of approximately $13 million is expected to be generated from marketable securities, cash balances, and external growth activities.

➢	Gains from the sale of marketable securities are expected to generate approximately $5 million of FFO during the first quarter of 2010.

➢	Management fee revenue from Fund II of $3.5 million.

➢	Weighted average shares of common stock outstanding estimated at 31.3 million shares.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and apartment communities in selected West Coast communities.  The Company currently has ownership interests in 133 apartment communities 27,248 units, and has 581 units in various stages of active development.  Additional information about the Company can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Forward-Looking Statements: The statements, which are not historical facts, contained in this release are forward-looking statements including statements regarding the Company's beliefs and expectations relating to 2010 annual per diluted share GAAP earnings and FFO; 2010 same property net operating income; 2010 interest expense; apartment market conditions; 2010 same-property operations; 2010 operating expenses; 2010 non-revenue generating capital expenditures; 2010 disposition activities; 2010 equity capital transactions; 2010 development and redevelopment activities, costs and yields; 2010 G&A expenses; first quarter other income; 2010 management fee revenue; the weighted average shares outstanding; growth in GDP and non-farm employment; and 2009 interest rates and costs and refinancing. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from such forward-looking statements including, but not limited to, change in the Company's strategy, downturns in the real estate markets in which the Company owns properties, the effect of changes in economic conditions, the effect of changes in interest rates, the impact of competition and competitive pricing, the results of financing efforts, and other risks detailed in the Company's SEC filings. All forward-looking statements and reasons why results may differ included in this press release are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.   For more details relating to risks and uncertainties that could actual results to differ materially from those anticipated in our forward-looking statements, please refer to our SEC filings, including our Report on Form 10-K for the year ended December 31, 2008.

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925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com